EXHIBIT 99.1

PRESS RELEASE

EDUCATIONAL DEVELOPMENT CORPORATION TO PRESENT AT THE

14TH ANNUAL SOUTHWEST IDEAS INVESTOR CONFERENCE

ON NOVEMBER 16TH AND 17TH IN DALLAS, TX.

TULSA, OK, November 3, 2022—Educational Development Corporation (“EDC”, or the “Company”) (NASDAQ: EDUC), a publishing company specializing in books for children, today announced that Craig White, CEO, will present at the Southwest IDEAS Investor Conference on Thursday, November 17, 2022 at the Westin Dallas Downtown in Dallas, TX. Educational Development’s presentation is scheduled to begin at 1:30pm CT. The presentation will be webcast live and can be accessed through the conference host’s main website: www.IDEASconferences.com.

About IDEAS Investor Conferences

The mission of the IDEAS Conferences is to provide independent regional venues for quality companies to present their investment merits to an influential audience of investment professionals. Unlike traditional bank-sponsored events, IDEAS Investor Conferences are “SPONSORED BY INVESTORS. FOR INVESTORS.” and for the benefit of regional investment communities. Conference sponsors collectively have more than $200 billion in assets under management and include: 1102 Partners, Adirondack Research and Management, Allianz Global Investors: NFJ Investment Group, Ariel Investments, Aristotle Capital Boston, Barrow Hanley Mewhinney & Strauss, BMO Global Asset Management, Constitution Research & Management, Inc., Fidelity Investments, First Wilshire Securities Management, Inc., Gamco Investors, Granahan Investment Management, Great Lakes Advisors, Greenbrier Partners Capital Management, LLC, GRT Capital Partners, LLC, Hodges Capital Management, Ironwood Investment Management, Keeley Teton Advisors, Luther King Capital Management, Marble Harbor Investment Counsel, Perritt Capital Management, Punch & Associates, Westwood Holdings Group, Inc., and William Harris Investors.

About Educational Development Corporation (EDC)

EDC is a publishing company specializing in books for children. EDC is the exclusive United States Multi-Level Marketing distributor of Usborne Publishing Limited (“Usborne”) children’s books and the owner and exclusive publisher of Kane Miller Books (“Kane Miller”); both international award-winning publishers of children’s books. EDC’s current catalog contains almost 2,000 titles, with new additions semi-annually. Products are sold via 4,000 retail outlets and by independent consultants, who hold book showings in individual homes, through social media, book fairs with school and public libraries, direct and internet sales.

Contact:

Educational Development Corporation

Craig White, (918) 622-4522

Investor Relations:

Three Part Advisors, LLC

Steven Hooser or Jean Marie Young, (214) 872-2710